UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2014

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 7, 2014, Dunkin’ Brands, Inc. (“DBI”), a wholly-owned subsidiary of Dunkin’ Brands Group, Inc. (the “Company”), entered into Amendment No. 5 (the “Amendment”) to its Credit Agreement dated as of November 23, 2010 as amended February 18, 2011, May 24, 2011, August 9, 2012, and February 14, 2013 among DBI, Dunkin’ Brands Holdings, Inc. (“Holdings”), each lender from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent and the other Agents named therein (each defined term as defined in the Credit Agreement).
Pursuant to the Amendment, DBI refinanced its senior secured credit facilities with new credit facilities consisting of a $100 million revolving credit facility due February 2019, a $450 million term loan due September 2017 and a $1.379 billion term loan due February 2021. The interest rate margins for the revolving credit facility are 1.25% for Base Rate Loans and 2.25% for Eurodollar Rate Loans. The interest rate margins for the term loan due 2017 are 1.50% for Base Rate Loans and 2.50% for Eurodollar Rate Loans. The interest rate margins for the term loan due 2021 are 1.50% for Base Rate Loans (subject to a 1.75% floor on the Base Rate) and 2.50% for Eurodollar Rate Loans (subject to a 0.75% floor on the Eurodollar Rate).
The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full and complete terms of the Amendment that is attached hereto as Exhibit 10.1 to this Report and which is incorporated into this Item 1.01 by reference.

On February 10, 2014, the Company issued a press release announcing the above-referenced transaction. A copy of this press release is attached to this Report as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure
As previously disclosed, the Company has provided a target of $1.79 to $1.83 for adjusted earnings per share for full year 2014 performance, which would represent 17% to 20% growth over the Company’s $1.53 adjusted earnings per share in 2013. This target is inclusive of the refinancing described above and remains unchanged.
The information contained in this Item is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1
Amendment No. 5 to the Credit Agreement, dated as of February 7, 2014 by and among Dunkin’ Brands, Inc. Dunkin’ Brands Holdings, Inc., Barclays Bank PLC, as administrative agent and the other parties thereto and Amendment No. 1 to the Guaranty among Dunkin’ Brands Holdings, Inc., the other guarantors named therein and the Administrative Agent.

99.1	Press release of Dunkin’ Brands Group, Inc. dated February 10, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Paul Carbone
Paul Carbone
Chief Financial Officer
Date: February 10, 2014